Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$461,150
Unrealized Gain (Loss) on Market Value of Commodity Futures	(4,408,090)
Dividend Income	108,237
Interest Income	207,435
ETF Transaction Fees	700
Total Income (Loss)	$(3,630,568)

Expenses
General Partner Management Fees	$38,383
Professional Fees	13,546
Brokerage Commissions	641
Directors' Fees and insurance	1,808
License fees	960
Total Expenses	$55,338
Net Income (Loss)	$(3,685,906)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/23	$76,105,260
Additions (100,000 Shares)	3,970,776
Net Income (Loss)	(3,685,906)

Net Asset Value End of Month	$76,390,130
Net Asset Value Per Share (2,000,000 Shares)	$38.19

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596